EXHIBIT 99

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   WRITTEN STATEMENT PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



Each of the undersigned, the Plan Administrator of the Webster Bank Employee Investment Plan (the "Plan"), and the Chief Financial Officer of Webster Bank hereby certifies that, on the date hereof:

         (1) The annual report on Form 11-K for the Plan for the short plan period ended December 31, 2002 and fiscal year ended December 30, 2002 filed on the date hereof with the Securities and Exchange Commission (the "Report") fully complies with the requirements of
              Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) Information contained in the Report presents fairly, in all material respects, the net assets available for benefits and changes in net assets available for benefits of the Plan.


Date:  June 26 , 2003       /s/ Patrick T. Murphy
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                            Patrick T. Murphy
                            Executive Vice President, Plan Administrator
                            Webster Bank

Date:  June 26,  2003       /s/ William J. Healy
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                            William J. Healy
                            Executive Vice President and Chief Financial Officer
                            Webster Bank

A signed original of this written statement required by Section 906 has been provided to the Plan and will be retained by the Plan and furnished to the Securities and Exchange Commission or its staff upon request.